Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

20-02

Contacts:	Derrick Jensen, CFO	Media - Lynn Hancock
	Kip Rupp, CFA - Investors	Ward
	Quanta Services, Inc.	713-818-6719
713-629-7600

QUANTA SERVICES REPORTS 2019 FOURTH QUARTER AND ANNUAL RESULTS

Record Annual Revenues, Operating Income and Backlog

Annual Net Income Attributable to Common Stock of $402.0 Million

Record Annual Adjusted EBITDA of $941.8 Million

Record Annual GAAP Diluted EPS of $2.73 and Adjusted Diluted EPS of $3.33

Fourth Quarter GAAP Diluted EPS of $0.80 and Adjusted Diluted EPS of $0.93

Fourth Quarter Cash Flow Provided by Operating Activities of $626.8 Million and Free Cash Flow of $581.0 Million

Full-Year 2020 Guidance Reflects Growth in Revenues, Net Income, Adjusted EBITDA, EPS and Operating Cash Flow

HOUSTON – Feb. 27, 2020 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2019. Revenues in the fourth quarter of 2019 were $3.11 billion, compared to revenues of $3.11 billion in the fourth quarter of 2018, and net income attributable to common stock was $118.1 million, or $0.80 per diluted share, in the fourth quarter of 2019, compared to net income attributable to common stock of $56.8 million, or $0.38 per diluted share, in the fourth quarter of 2018. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $0.93 for the fourth quarter of 2019 compared to $0.96 for the fourth quarter of 2018.

“Quanta’s strong fourth quarter results complete the fourth consecutive year of revenue growth and record adjusted diluted earnings per share and backlog for the company. We finished 2019 on a high note and are pleased with our performance,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “More importantly, we believe our strategic position in the marketplace remains strong and we are well positioned for continued profitable growth in the coming years. Our outlook for 2020 reflects expectations for another record year with continued solid growth of our base business, improved profitability and growth in adjusted EBITDA, earnings per share and cash flow. We are successfully executing on our strategic growth initiatives, which, coupled with our strong financial profile, positions us well to deliver value to stockholders.”

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With the exception of adjusted diluted earnings per share, the financial results for the three and twelve months ended December 31, 2019 include a $13.0 million ($20.7 million with associated tax benefits), or $0.14 per diluted share, gain recognized in the fourth quarter of 2019 related to the sale of our investment in the Fort McMurray West Electric Transmission Project located in Canada.

Certain other items that impacted the fourth quarter of 2019 are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock.

RECENT HIGHLIGHTS

•

Improved Days Sales Outstanding (DSO) to 81 Days - Quanta’s DSO (a non-GAAP measure defined below) as of December 31, 2019, was 81, compared to DSO at September 30, 2019, of 91. This significant improvement was driven by multiple factors, including improved invoicing and collections from several customers that had higher DSO in prior quarters; the collection of significant retainage balances on the Fort McMurray West Electric Transmission Project and two pipeline projects in Canada; the sale of most of our remaining pre-petition receivables in connection with the PG&E bankruptcy; and overall improved receivables collection and favorable seasonal effects. This DSO improvement contributed to strong cash flow from operations in the fourth quarter of 2019 of $626.8 million.

•

Completed Sale of Ownership Interest in Alberta PowerLine (APL) - In December 2019, Quanta, along with ATCO Ltd., completed the sale of APL, a partnership between Quanta (20%) and ATCO (80%). Quanta received gross proceeds from the sale of approximately $46.6 million dollars and recognized a gain of $13.0 million. Quanta used the net proceeds from the sale to reduce debt under its senior secured revolving credit facility.

•

Increased Quarterly Cash Dividend by 25% - In December 2019, Quanta’s board of directors declared a quarterly cash dividend to stockholders of $0.05 per share, or a rate of $0.20 per share on an annualized basis, which represents a 25% increase from Quanta’s prior quarterly cash dividend paid in October 2019.

•

Added Wataynikaneyap Transmission Project to Backlog - In October 2019, the Wataynikaneyap Transmission Project achieved financial close, and as a result, Quanta has included the project in its backlog as of December 31, 2019. Quanta previously announced its selection for this project in September 2019. The contract value for the project makes it one of the largest projects ever awarded to Quanta, and the scope of work consists of EPC services for more than 1,800 kilometers of transmission and distribution infrastructure in Northwestern Ontario, Canada.

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RESULTS FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

Revenues in the year ended December 31, 2019 were a record $12.11 billion, compared to revenues of $11.17 billion in the year ended December 31, 2018, and net income attributable to common stock was $402.0 million in the year ended December 31, 2019, or a record $2.73 per diluted share, compared to net income attributable to common stock of $293.3 million, or $1.90 per diluted share, in the year ended December 31, 2018. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was a record $3.33 for the year ended December 31, 2019 compared to $2.81 for the year ended December 31, 2018. These financial results, including GAAP and adjusted diluted earnings per share, include a $79.2 million, or $0.54 per diluted share, charge recognized in the second quarter of 2019 associated with the termination of a large telecommunications project in Peru and the recognition of $60.3 million ($43.9 million after-tax) in the first quarter of 2019, or $0.30 per diluted share, of previously deferred earnings on the Fort McMurray West Electric Transmission Project. With the exception of adjusted diluted earnings per share, also impacting the financial results for the three and twelve months ended December 31, 2019 was the $13.0 million ($20.7 million with associated tax benefits), or $0.14 per diluted share, gain recognized in the fourth quarter of 2019 related to the sale of our investment in the Fort McMurray West Electric Transmission Project.

Quanta completed seven acquisitions during 2019 and four acquisitions during 2018. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability in 2019 and 2018, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2020. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Prior to the company’s conference call, management will post a summary of Quanta’s 2020 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

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Quanta expects 2020 revenues to range between $12.2 billion and $12.6 billion, net income attributable to common stock to range between $439 million and $499 million and diluted earnings per share attributable to common stock to range between $2.93 and $3.33. Quanta expects adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.62 and $4.02. EBITDA (a non-GAAP measure) is expected to range between $961 million and $1.05 billion, and adjusted EBITDA (a non-GAAP measure) is expected to range between $1.03 billion and $1.12 billion. See the accompanying tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock to estimated GAAP diluted earnings per share attributable to common stock for the full-year 2020 and estimated EBITDA and estimated adjusted EBITDA to estimated GAAP net income attributable to common stock for the full-year 2020.

Quanta’s outlook for 2020 includes the expected results of its Latin American (LATAM) operations. The company has completed a strategic review of its LATAM operations due to the circumstances it experienced in Peru in 2019 and political volatility in other countries in the region and has concluded it will pursue the orderly exit of these operations. The company is considering various options to that end and believes a significant portion of the process could be achieved in 2020. Quanta believes this course of action is prudent and will result in improved profitability and optimization of the company’s operational portfolio. In 2020, Quanta’s LATAM operations are expected to generate revenues of $20 million to $40 million, an operating loss of $15 million to $20 million and diluted loss per share of $0.10 to $0.13.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 27, 2020, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available on the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter and Full-Year 2019 Earnings Conference Call or visit the Investors Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through March 7, 2020 by dialing 1-877-660-6853 and referencing the conference ID 13698189. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

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ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, pipeline, energy and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors Relations section of the Quanta Services website.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, weighted average shares outstanding, margins, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; Quanta’s plans, strategies and opportunities, including the plans, timing, effects and other matters relating to the exit of its Latin American operations; trends and economic and regulatory conditions in particular markets or industries; projected or expected realization of remaining performance obligations and backlog; the potential benefits from acquisitions or investments; the expected financial and operational performance of acquired businesses; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of larger electric transmission and pipeline projects; future commodity prices and their impact on Quanta’s business or the demand for Quanta’s services; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers; and possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including weakness in capital markets or any actual or potential shutdown, sequester, default or similar event or occurrence involving the U.S. federal government; quarterly variations in operating results, liquidity, financial condition, capital requirements, reinvestment opportunities or other financial results; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations and Quanta’s ability to effect related transactions on acceptable terms, as well as the business and political climate in Latin America; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges or customer capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the

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nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs or liabilities that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; reimbursement obligations associated with letters of credit or bonds; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to our brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to our financial results, remaining performance obligations and backlog; adverse weather conditions or natural disasters, including wildfires, pandemics, hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the effect of commodity prices on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s business, including as a result of the imposition of tariffs or changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third party contractors to pay for services, including failure to collect outstanding receivables; failure to recover amounts billed to customers experiencing financial difficulties or in bankruptcy or the failure obtain adequate compensation for change orders and contract claims; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain performance bonds and other project security; the ability to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s most recently filed Annual Report on Form 10-K, Quanta’s recently filed Quarterly Reports on Form 10-Q and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues	$3,112,800	$3,112,218	$12,112,153	$11,171,423
Cost of services (including depreciation)	2,669,479	2,692,503	10,511,901	9,691,459

Gross profit	443,321	419,715	1,600,252	1,479,964
Selling, general and administrative expenses	255,129	212,008	955,991	857,574
Amortization of intangible assets	21,547	12,459	62,091	43,994
Asset impairment charges	13,892	49,375	13,892	49,375
Change in fair value of contingent consideration liabilities	5,340	(3,575)	13,404	(11,248)

Operating income	147,413	149,448	554,874	540,269
Interest expense	(18,824)	(11,770)	(66,890)	(36,945)
Interest income	165	427	927	1,555
Other income (expense), net	17,179	(9,314)	83,376	(47,213)

Income before income taxes	145,933	128,791	572,287	457,666
Provision for income taxes	25,634	71,000	165,472	161,659

Net income	120,299	57,791	406,815	296,007
Less: Net income attributable to non-controlling interests	2,155	975	4,771	2,661

Net income attributable to common stock	$118,144	$56,816	$402,044	$293,346

Earnings per share attributable to common stock:
Basic	$0.81	$0.38	$2.76	$1.92

Diluted	$0.80	$0.38	$2.73	$1.90

Shares used in computing earnings per share:
Weighted average basic shares outstanding	145,877	149,531	145,710	152,963

Weighted average diluted shares outstanding	148,092	150,827	147,534	154,226

Cash dividends declared per common share	$0.05	$0.04	$0.17	$0.04

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,798	$78,687
Accounts receivable, net	2,747,911	2,354,737
Contract assets	601,268	576,891
Inventories	55,719	107,732
Prepaid expenses and other current assets	261,290	208,057

Total current assets	3,830,986	3,326,104
PROPERTY AND EQUIPMENT, net	1,386,654	1,276,032
OPERATING LEASE RIGHT-OF-USE ASSETS	284,369	—
OTHER ASSETS, net	393,264	293,592
OTHER INTANGIBLE ASSETS, net	413,734	280,180
GOODWILL	2,022,675	1,899,879

Total assets	$8,331,682	$7,075,787

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$74,869	$65,646
Current portion of operating lease liabilities	92,475	—
Accounts payable and accrued expenses	1,489,559	1,314,520
Contract liabilities	606,146	425,961

Total current liabilities	2,263,049	1,806,127
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	1,292,195	1,040,532
OPERATING LEASE LIABILITIES, net of current portion	196,521	—
DEFERRED INCOME TAXES	214,779	219,115
INSURANCE AND OTHER NON-CURRENT LIABILITIES	311,307	404,560

Total liabilities	4,277,851	3,470,334

TOTAL STOCKHOLDERS’ EQUITY	4,050,292	3,604,159
NON-CONTROLLING INTERESTS	3,539	1,294

TOTAL EQUITY	4,053,831	3,605,453

Total liabilities and equity	$8,331,682	$7,075,787

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2019 and 2018 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
Revenues:
Electric Power Infrastructure Services excluding Latin America	$1,819,399	58.4%	$1,634,112	52.5%	$7,058,611	58.3%	$6,319,436	56.6%
Latin America (a)	27,982	0.9	25,034	0.8	63,226	0.5	96,126	0.8

Electric Power Infrastructure Services	1,847,381	59.3	1,659,146	53.3	7,121,837	58.8	6,415,562	57.4
Pipeline and Industrial Infrastructure Services	1,265,419	40.7	1,453,072	46.7	4,990,316	41.2	4,755,861	42.6

Consolidated revenues	$3,112,800	100.0%	$3,112,218	100.0%	$12,112,153	100.0%	$11,171,423	100.0%

Operating income (loss):
Electric Power Infrastructure Services excluding Latin America (b)	$164,523	9.0%	$165,508	10.1%	$676,926	9.6%	$636,403	10.1%
Latin America (a)	(3,590)	(12.8)%	(3,309)	(13.2)%	(85,749)	(135.6)%	(8,117)	(8.4)%

Electric Power Infrastructure Services	160,933	8.7%	162,199	9.8%	591,177	8.3%	628,286	9.8%
Pipeline and Industrial Infrastructure Services (c)	88,945	7.0%	54,225	3.7%	332,011	6.7%	204,178	4.3%
Corporate and Non-Allocated Costs (d)	(102,465)	N/A	(66,976)	N/A	(368,314)	N/A	(292,195)	N/A

Consolidated operating income	$147,413	4.7%	$149,448	4.8%	$554,874	4.6%	$540,269	4.8%

(a)

Latin America revenues and operating loss have been presented separately as a result of Quanta’s conclusion to pursue an orderly exit of its operations in Latin America. Included in the Latin American results for the year ended December 31, 2019 was a $79.2 million charge associated with the termination of a large telecommunications project in Peru. The charge consisted of a $48.8 million decrease in revenues and a $30.4 million increase in cost of services.

(b)

Included in operating income for the Electric Power Infrastructure Services segment for the three and twelve months ended December 31, 2019 was an asset impairment charge of $1.6 million related to a planned sale of certain foreign operations and assets.

(c)

Included in operating income for the Pipeline and Industrial Infrastructure Services segment for the three and twelve months ended December 31, 2019 were asset impairment charges of $10.2 million primarily related to the winding down and exit of certain oil-influenced operations and assets. Included in operating income for the Pipeline and Industrial Infrastructure Services segment for the three and twelve months ended December 31, 2018 were asset impairment charges of $49.4 million and $52.7 million primarily related to the winding down of certain oil-influenced operations and assets. Additionally, included in the twelve months ended December 31, 2018 was the impact of $1.3 million in severance and restructuring costs related to the closure of certain operations.

(d)

Included in corporate and non-allocated for the three and twelve months ended December 31, 2019 were $4.3 million and $24.8 million of acquisition and integration costs and $5.3 million and $13.4 million of increases in the fair value of contingent consideration liabilities. Also included in the three and twelve months ended December 31, 2019 was an asset impairment charge of $2.1 million related to an internally-developed software application that has been replaced. Included in the three and twelve months ended December 31, 2018 were $1.0 million and $17.2 million of acquisition and integration costs and $3.6 million and $11.2 million of declines in the fair value of contingent consideration liabilities.

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Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three and Twelve Months Ended December 31, 2019 and 2018 (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	December 31, 2019		September 30, 2019		December 31, 2018
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,483.1	$3,957.7	$2,124.6	$2,929.4	$2,093.5	$3,045.6
Estimated orders under MSAs and short-term, non-fixed price contracts	2,873.5	5,864.5	2,854.5	5,709.4	2,467.6	5,499.8

Backlog	5,356.6	9,822.2	4,979.1	8,638.8	4,561.1	8,545.4

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	670.7	1,344.7	761.9	1,475.0	1,003.5	1,635.9
Estimated orders under MSAs and short-term, non-fixed price contracts	1,919.8	3,838.0	1,817.9	3,168.3	1,411.4	2,161.3

Backlog	2,590.5	5,182.7	2,579.8	4,643.3	2,414.9	3,797.2

Total
Remaining performance obligations	3,153.8	5,302.4	2,886.5	4,404.4	3,097.0	4,681.5
Estimated orders under MSAs and short-term, non-fixed price contracts	4,793.3	9,702.5	4,672.4	8,877.7	3,879.0	7,661.1

Backlog	$7,947.1	$15,004.9	$7,558.9	$13,282.1	$6,976.0	$12,342.6

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2019 and 2018, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s ongoing acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) asset impairment charges and severance and restructuring costs can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (vi) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (vii) gains or losses on sales of investments vary from period to period depending on whether investments are sold and the variability of market and other factors impacting the value of such investments; (viii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state tax statute of limitations periods; (ix) adjustments related to the Tax Cuts and Jobs Act of 2017 (the Tax Act) occurred during 2018 and varied period to period as additional information and guidance regarding the Tax Act became available; (x) changes in statutory tax rates are not regularly occurring items; (xi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters and (xii) items related to entity restructuring and recapitalization efforts are not regularly occurring items. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$118,144	$56,816	$402,044	$293,346
Adjustments:
Acquisition and integration costs	4,307	1,048	24,767	17,233
Asset impairment charges (a)	13,892	49,375	13,892	52,658
Severance and restructuring costs (b)	—	—	—	1,326
Change in fair value of contingent consideration liabilities	5,340	(3,575)	13,404	(11,248)
Gain on sale of equity investment (c)	(12,973)	—	(12,973)	—
Income tax benefits associated with sale of equity investment (c)	(7,756)	—	(7,756)	—
Bargain purchase gain (d)	—	—	(3,138)	—
Income tax impact of other adjustments (e)	(5,436)	(12,891)	(12,985)	(18,649)
Impact of income tax contingency releases (f)	(1,644)	(2,108)	(6,136)	(8,049)
Impact of the Tax Cuts and Jobs Act (g)	—	38,106	—	33,067
Impact of change in Canadian provincial statutory tax rate (h)	—	—	(2,532)	—
Impact of favorable settlement, net of reduction of related indemnification asset (i)	—	—	(911)	—
Income tax impact related to entity restructuring and recapitalization efforts (j)	—	—	—	1,842

Adjusted net income attributable to common stock before certain non-cash adjustments	113,874	126,771	407,676	361,526
Non-cash stock-based compensation	10,933	12,681	52,013	52,484
Amortization of intangible assets	21,547	12,459	62,091	43,994
Income tax impact of non-cash adjustments (e)	(8,476)	(6,569)	(29,793)	(25,219)

Adjusted net income attributable to common stock	$137,878	$145,342	$491,987	$432,785

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	148,092	150,827	147,534	154,226

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (k)	$0.80	$0.38	$2.73	$1.90

Adjusted diluted earnings per share attributable to common stock (k)	$0.93	$0.96	$3.33	$2.81

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(Unaudited)

(a)

The amount for the three and twelve months ended December 31, 2019 reflects asset impairment charges related to the winding down and exit of certain oil influenced operations and assets, the replacement of an internally developed software application and the planned sale of certain foreign operations and assets. The amount for the three months ended December 31, 2018 reflects asset impairment charges related to the winding down of certain oil-influenced operations and assets. The amount for the twelve months ended December 31, 2018 reflects the asset impairment charge recognized during the three months ended December 31, 2018 and a charge related to the exchange of a construction barge for an industrial property. These charges primarily relate to Quanta’s Pipeline and Industrial Infrastructure Services segment.

(b)

The amount for the twelve months ended December 31, 2018 reflects severance and restructuring costs related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

(c)

The amount for the three and twelve months ended December 31, 2019 reflects a gain on sale of Quanta’s equity interest in the limited partnership that developed and constructed the Fort McMurray West Electric Transmission Project in Alberta, Canada. Additionally, in connection with the sale, Quanta recognized certain income tax benefits associated with the limited partnership and certain other previously unrecognized tax benefits.

(d)	The amount for the twelve months ended December 31, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(e)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(f)	The amounts for the three and twelve months ended December 31, 2019 and 2018 reflect the releases of tax contingencies upon expiration of certain statute of limitations periods.
(g)

The amounts for the three and twelve months ended December 31, 2018 reflect adjustments to Quanta’s provisional estimate recorded related to the impact of the Tax Act. The adjustments primarily relate to refinements of Quanta’s prior estimates and assumptions in connection with filing its 2017 income tax returns and based on subsequent regulations issued in connection with the Tax Act.

(h)	The amount for the twelve months ended December 31, 2019 reflects the impact on deferred taxes of a change in a Canadian provincial statutory tax rate.
(i)

The amount for the twelve months ended December 31, 2019 reflects a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(j)	The amount for the twelve months ended December 31, 2018 reflects the income tax impact primarily related to entity restructuring and recapitalization efforts.
(k)

Both diluted and adjusted diluted earnings per share attributable to common stock for the twelve months ended December 31, 2019 include a $79.2 million, or $0.54 per diluted share, charge associated with the termination of a large telecommunications project in Peru and $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on the Fort McMurray West electric transmission project in Canada.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and twelve months ended December 31, 2019 and 2018, which when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest and gain or loss on sales of investments accounted for using the equity method of accounting; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) asset impairment charges and severance and restructuring costs can vary from period to period depending on economic and other factors; (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (vii) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to common stock (GAAP as reported)	$118,144	$56,816	$402,044	$293,346
Interest expense	18,824	11,770	66,890	36,945
Interest income	(165)	(427)	(927)	(1,555)
Provision for income taxes	25,634	71,000	165,472	161,659
Amortization of intangible assets	21,547	12,459	62,091	43,994
Equity in (earnings) losses of unconsolidated affiliates	(12,723)	9,891	(76,801)	52,867
Depreciation expense	56,518	52,223	218,107	202,519

EBITDA	227,779	213,732	836,876	789,775
Non-cash stock-based compensation	10,933	12,681	52,013	52,484
Acquisition and integration costs	4,307	1,048	24,767	17,233
Bargain purchase gain (a)	—	—	(3,138)	—
Asset impairment charges (b)	13,892	49,375	13,892	52,658
Severance and restructuring costs (c)	—	—	—	1,326
Change in fair value of contingent consideration liabilities	5,340	(3,575)	13,404	(11,248)
Reduction of indemnification asset (d)	—	—	3,991	—

Adjusted EBITDA	$262,251	$273,261	$941,805	$902,228

See notes on the following page.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITA, EBITDA and Adjusted EBITDA For the Three and Twelve Months Ended December 31, 2019 and 2018 (Unaudited)

(a)	The amount for the twelve months ended December 31, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount for the three and twelve months ended December 31, 2019 reflects asset impairment charges related to the winding down and exit of certain oil-influenced operations and assets, the replacement of an internally developed software application and the planned sale of certain foreign operations and assets. The amount for the three months ended December 31, 2018 reflects asset impairment charges related to the winding down of certain oil-influenced operations and assets. The amount for the twelve months ended December 31, 2018 reflects the asset impairment charge recognized during the three months ended December 31, 2018 and a charge related to the exchange of a construction barge for an industrial property. These charges primarily relate to Quanta’s Pipeline and Industrial Infrastructure Services segment.

(c)

The amount for the twelve months ended December 31, 2018 reflects severance and restructuring costs primarily related to the closure of certain operations within Quanta’s Pipeline and Industrial Infrastructure Services segment.

(d)

The amount for the twelve months ended December 31, 2019 reflects an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP definitions

For the Three and Twelve Months Ended

December 31, 2019 and 2018

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The non-GAAP measure of free cash flow, when used in connection with net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, including required quarterly payments under our outstanding term loans; acquire businesses; repurchase common stock; declare and pay dividends; and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities (a)	$626,798	$137,172	$526,551	$358,789
Less: Net capital expenditures:
Capital expenditures	(54,117)	(70,860)	(261,762)	(293,595)
Proceeds from sale of property and equipment	6,895	13,145	31,142	31,780
Proceeds from insurance settlements related to property and equipment	1,463	204	1,964	714

Net capital expenditures	(45,759)	(57,511)	(228,656)	(261,101)

Free Cash Flow	$581,039	$79,661	$297,895	$97,688

(a)

Net cash provided by operating activities for the twelve months ended December 31, 2019 includes the payment of $112 million in connection with the exercise of performance and advance payment bonds in connection with the terminated telecommunications project in Peru.

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior secured credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; and (iii) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full-Year Ending
	2020
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$439,000	$499,000
Non-cash stock-based compensation	63,000	63,000
Amortization of intangible assets	71,000	71,000
Change in fair value of contingent consideration liabilities	5,000	5,000
Income tax impact of non-cash adjustments (a)	(36,000)	(36,000)

Estimated adjusted net income attributable to common stock	$542,000	$602,000

Estimated weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	149,900	149,900

Estimated diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Estimated diluted earnings per share attributable to common stock	$2.93	$3.33

Estimated adjusted diluted earnings per share attributable to common stock	$3.62	$4.02

(a)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of unconsolidated affiliates can vary from period to period depending on the activity and financial performance of unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for an entity in which Quanta has an equity interest and gain or loss on sales of investments accounted for using the equity method of accounting; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; and (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s ongoing acquisition activity. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2020
Net income attributable to common stock (as defined by GAAP)	439,000	499,000
Interest expense, net	47,000	42,000
Provision for income taxes	187,000	218,000
Amortization of intangible assets	71,000	71,000
Depreciation expense	217,000	217,000

EBITDA	$961,000	$1,047,000
Non-cash stock-based compensation	63,000	63,000
Change in fair value of contingent consideration liabilities	5,000	5,000

Adjusted EBITDA	$1,029,000	$1,115,000

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